GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                   22570 Markey Court, Dulles, Virginia 20166

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 13, 1999


To the Shareholders:

     Notice is hereby given that the Annual Meeting of the Shareholders of Guardian Technologies International, Inc., a Delaware corporation (the "Company") will be held at the offices of the Company located at 22570 Markey Court, Dulles, Virginia 20166 on Wednesday, January 13, 1999, at 8:00 a.m. Eastern Savings Time, for the following purposes:

     1. To elect five directors to serve on the Board of Directors until the next annual meeting of shareholders or until successors are duly elected and qualified;

     2. To approve the Board of Directors' selection of Hein & Associates LLP, as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1998;

     3.   To adopt and approve the Company's 1999  Incentive  Stock Option Plan;
          and

     4. To consider and act upon any other matters that properly come before the meeting or any adjournment thereof.

     The Company's Board of Directors has fixed the close of business on December 8, 1998 as the record date for the determination of shareholders having the right to receive notice of, and to vote at, the Annual Meeting of Shareholders and any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Company at 22570 Markey Court, Dulles, Virginia 20166 during the ten days prior to the meeting.

     You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Company and will be voted as indicated in the accompanying proxy statement and proxy. Your vote is important. Please sign and date the enclosed proxy and return it promptly in the enclosed return envelope whether or not you expect to attend the meeting. The giving of your proxy as requested hereby will not affect your right to vote in person should you decide to attend the Annual Meeting. The return envelope requires no postage if mailed in the United States. If mailed elsewhere, sufficient postage must be affixed. Your proxy is revocable at any time before the meeting.


                              By Order of the Board of Directors,



                              Oliver L. North, Chairman of the Board
                              and President


Dulles, Virginia

                   GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.
                   22570 Markey Court, Dulles, Virginia 20166


                                PROXY STATEMENT


                         Annual Meeting of Shareholders
                                January 13, 1999

General

The enclosed proxy is solicited by and on behalf of the Board of Directors GUARDIAN TECHNOLOGIES INTERNATIONAL, INC. ("Guardian" or the "Company") for use in voting at the Annual Meeting of Shareholders to be held at the offices of the Company located at 22570 Markey Court, Dulles, Virginia 20166 on Wednesday, January 13, 1999, at 8:00 a.m., Eastern Time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice.


Record Date and Share Ownership

The close of business on December 8, 1998 (the "Record Date"), has been fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date there are 1,134,201 shares of the Company's Common Stock, par value, $.001 oer share, outstanding and entitled to vote. Shareholders holding at least a majority of the outstanding shares of Common Stock represented in person or by proxy, shall constitute a quorum for the transactions of business at the Annual Meeting.


Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Secretary or other officer of the Company who is authorized to tabulate votes receives notices of such death or incapacity before the proxy exercises his authority under the appointment. For a description of the principal holders of such stock, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" below.

This Proxy Statement and the enclosed Proxy are being furnished to shareholders on or about December 8, 1998.

Voting and Solicitation

Each outstanding share of Common Stock as of the Record Date will be entitled to one (1) vote on each submitted to a vote at the Annual Meeting. Assuming a quorum is present, a plurality of votes cast at the meeting in person or by proxy by the shares of Common Stock (as described above) entitled to vote in the election of directors will by required to elect each director and to ratify the selection of independent public accountants.


Matters to be Brought Before the Annual Meeting

The matters to be brought before the Annual Meeting include (1) To elect five directors to serve as the Board of Directors until the next annual meeting of shareholders or until successors are duly elected and qualified; (2) To approve the Board of Directors' selection of Hein & Associates LLP, as the Company's independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 1998; (3) To approve the Board of Directors' recommendation of adoption and approval of the 1999 Incentive Stock Option Plan; and (4) To consider and act upon any other matters that properly come before the meeting or any adjournment thereof.


                       PROPOSAL 1 - ELECTION OF DIRECTORS

The Company's Bylaws provide that the number of directors shall be determined from time to time by the shareholders or the Board of Directors, but that there shall be no less than three. Presently the Company's Board of Directors consists of six members, five of whom are nominees for election at the Annual Meeting. Each director elected at the Annual Meeting will hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified. A plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. Unless marked otherwise, proxies received will be voted for the election of each of the nominees named below. If any such person is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies will be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the balance of those nominees named without nomination of a substitute, or the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of such nominees will be unwilling or unable to serve if elected as a director.

The nominees are as follows:

     Oliver L. North
     Joseph F. Fernandez
     Travis Y. Green
     Herbert M. Jacobi
     Hugh G. Sawyer

All of the nominees are currently serving as directors of the Company.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH
                       NOMINEE TO THE BOARD OF DIRECTORS

The following information is furnished with respect to the nominees. Stock ownership information is shown under the heading "Security Ownership of Certain Beneficial Owners and Management" and is based upon information furnished by the respective individuals.


AS OF THE DATE OF THIS STATEMENT, THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY WERE AS FOLLOWS:

     Name                     Age                 Position

Oliver L. North               55             Chairman of the Board, President
                                             and Secretary
Joseph F. Fernandez           61             Director, Treasurer and
                                             Vice President
Travis Y. Green               44             Director
Herbert M. Jacobi             59             Director
Hugh G. Sawyer                46             Director


Oliver L. North

Oliver L. North has served as the Chairman of the Board, President and Secretary from inception. He graduated from the United States Naval Academy in June 1968 and served in the United States Marine Corps for twenty-two years. His service included a tour of duty in Vietnam where he earned a Silver Star for heroism, a Bronze Star with a "V" for valor, and two Purple Hearts for wounds in action. From 1981 through 1986, he served as a member of President Ronald Reagan's National Security Council staff and became Deputy Director of Political-Military Affairs. In this capacity, he helped plan the liberation of Grenada, the capture of terrorists who hijacked the cruise shipAchille Lauro, and the U.S. raid on Quaddafi's terrorist training camps in Libya. He retired from the Marine Corps in 1988.

In March, 1988, Mr. North was indicted on charges arising out of the so-called Iran- Contra affair. Four of the charges were dismissed prior to the trial. On May 4, 1989 Mr. North was acquitted on nine counts and convicted on three in the United States District Court in Washington, D.C. The convictions were appealed to the United States Court of Appeals for the District of Columbia Circuit. On July 20, 1990, the Court of Appeals vacated all the convictions, reversed one conviction outright, and sent the case back to the district court. The independent counsel who had brought the case then declined to continue further prosecution and dismissed all remaining charges. There are no outstanding criminal charges or convictions against Mr. North today.

Joseph F. Fernandez

Joseph F. Fernandez has served as Vice President, Treasurer and Director since inception. Mr. Fernandez began his career as a Police Officer with the Miami/Dade County Police Department and served in this position for eight years. In 1965, he was employed by the Central Intelligence Agency. In this capacity, he served in both foreign and domestic posts dealing with highly sensitive National Security Issues and intelligence operations. As a Senior Operations Offices he directly supervised Agency units of up to 35 persons in day-to-day operational assignments and planned, distributed and accounted for budgets in excess of $8 million.

On June 22, 1988, Mr. Fernandez was indicted on five criminal counts arising out of the so-called Iran Contra Affair. These indictments were dismissed without prejudice on October 13, 1988. On April 4, 1989, Mr. Fernandez was re-indicted in a different venue on four criminal counts arising ou of the Iran-Contra Affair. This indictment was dismissed with prejudice on November 24, 1989. The Special Prosecutor lodged an appeal in the Court of Appeals. In September of 1990, that Court upheld the dismissal of the indictment, and on October 5, 1990, the mandate of the Court of Appeals was issued thereby making final the dismissal of all charges against Mr. Fernandez. There are no outstanding criminal charges or convictions against Mr. Fernandez today.


Travis Y. Green

Travis Y. Green has been a Director since inception. He holds a Masters Degree in International Business Studies from the University of South Carolina and he graduated with a Bachelors Degree in Business Administration from Emory University. Mr. Green was an Account Executive at Dresdner Bank AG, in New York in 1978, and continued his financial career at the Wall Street firm of Brown
Brothers Harriman & Co. for 10 years from 1982 through 1992. In 1993, he established the investment banking firm of Green, Morris & Associated in Atlanta, Georgia, where he serves as President.


Herbert M. Jacobi

Herbert M. Jacobi has been an attorney in private practice in New York, New York since 1967 specializing in securities law. Mr. Jacobi received a Bachelor of Arts degree from Columbia College in 1960 and a Juris Doctorate from Columbia Law School in 1963.


Hugh G. Sawyer

Hugh G. Sawyer has served as President of National Linen Service, a $500 million sales subsidiary of National Service Industry, based in Atlanta, Georgia since early 1996. He was formerly president of Wells Fargo Armored Division of Borg Warner.

                  BOARD OF DIRECTORS MEETINGS, COMMITTEES AND
                             DIRECTOR COMPENSATION

The Company's Board of Directors took action at four duly noticed meetings of the Board of Directors during fiscal year 1998. Each Director attended (or otherwise participated in) at least 75% of the Company's special and regular meetings of the Board of Directors. The Board of Directors has a Compensation Committee which will be restaffed after the shareholders' meeting.


                               EXECUTIVE OFFICERS

In addition to the previously named directors and executive officers, the Company expects the following individuals to make significant contributions to the Company's business in the positions indicated below:

          J. Andrew Moorer              Chief Operating Officer


                             EXECUTIVE COMPENSATION

The Company believes that shareholders should be provided information about director and executive compensation consistent with the rules of the Securities and Exchange Commission (the "SEC"). As a result, this Proxy Statement contains the following sections of information regarding executive compensation: Summary Compensation Table and Options/SAR Grants in the Last Fiscal Year.


                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table sets forth the annual and long-term compensation for services in all capacities to the Company's officers. No officer received compensation in excess of $100,000 during the relevant fiscal year.



                                    TABLE 1
                           SUMMARY COMPENSATION TABLE

                                                                              Long Term Compensation
                                   Annual Compensation                      Awards             Payouts

                                                                     Restricted
Name and                                                Other Annual   Stock    Options    LTIP      All Other
Principal                          Salary       Bonus  Compensation   Awards     SAR's    Payouts  Compensation
Position                 Year        ($)         ($)        ($)(1)     ($)        (#)       ($)         ($)

Oliver L. North          1997      21,150(2)     -0-        -0-        -0-        -0-       -0-         -0-
President and Secretary  1996     113,740        -0-        -0-        -0-        -0-       -0-         -0-

Joseph F. Fernandez      1997      77,900(3)     -0-        -0-        -0-        -0-       -0-         -0-
Vice President           1996     117,074        -0-        -0-        -0-        -0-       -0-         -0-
and Treasurer


     (1) Except as indicated, no executive officer received perquisites and other personal benefits which, in the aggregate, exceeded the lesser of either $50,000 or 10% of the total of annual salary and bonus paid during the respective fiscal years.

     (2) Reflects the amount of total accrued salary. Of such amount, only the sum of $16,014 was paid during the period.

     (3) Reflects the amount of total accrued salary. Of such amount, only the sum of $72,849 was paid during the period.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


     INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                 ANNUAL RATES OF STOCK PRICE APPRECIATION
                                FOR OPTION TERM/1

     (a)           (b)            (c)            (d)            (e)           (f)    (g)    (h)
     Number of     Percent of
     Securities    Total
     Underlying    Options/SARs
     Options/      Granted to      Exercise of   Market Price
     SARs          Employees in    Base Price    on date of
     Granted       Fiscal Year     Per Share     Grant          Expiration    5%     10%     0%
       (#)            (%)          ($/Share)     ($/Share)         Date       ($)    ($)     ($)


       -0-            -0-             -0-          -0-             -0-        -0-    -0-     -0-




            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of wonership and reports of changes in ownership of the Company's Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC Regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 1997 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

To the Company's knowledge, the following table sets forth information regarding ownership of the Company's outstanding Common Stock on December 4, 1998 by (i) beneficial owners of mor than 5% of the outstanding shares of Common Stock; (ii) each director and each executive officer; and (iii) all directors and executive officers as a group. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to the stock listed.


Title of     Name and Address           Amount and Nature             Percent
Class        of Beneficial Owner        of Beneficial Ownership       of Class

Common       Oliver L. North(1)               212,990                   17.9%
Stock        Rt. 1, Box 560
             Bluemont, VA  20135

Common       Joseph F. Fernandez(2)           134,355                   11.4%
Stock        9542 Whitecedar Court
             Vienna, VA  22181

Common       Travis Y. Green(3)                20,000                    1.7%
Stock        Lenox Towers, Suite 625
             3400 Peachtree Road, NE
             Atlanta, GA  30326

Common       Herbert M. Jacobi(3)              40,000                    3.4%
Stock        8 West 38th Street
             New York, NY  10018

Common       Hugh G. Sawyer(3)                 41,000                    3.5%
Stock        3800 Falls Landing Drive
             Alpharetta, GA  30202

Common       J. Andrew Moorer(4)               50,000                    4.2%
Stock


All Officers and Directors
as a Group (6 persons)                        498,345                   36.1%


(1) Represents 66,356 shares owned of record by the Oliver North Irrevocable Trust, 72,675 owned by the Oliver North Guarantor Annuity Trust, 1,580 shares owned by the Elizabeth North General Partnership, 15,799 shares owned by the Elizabeth North Limited Partnership and 1,580 shares owned by the Oliver North General Partnership (hereafter the "Trusts" and "Partnership", respectively). Although Mr. North is not a beneficiary of any of the Trusts, he continues to maintain voting control over all shares owned beneficially by the Trusts. Also includes incentive stock options exercisable to purchase, in the aggregate, 55,000 shares of the Company's common stock at an exercise price of $2.50 per share granted to Mr. North under the Company's 1997 Incentive Stock Option Plan (the "Plan").

(2)  Represents   94,355  shares  owned  by  Charles  Anthony  Gidden  Fernandez
     (13,334), Dale Gidden Fernandez (1,017), John David Gidden Fernandez (13,334), Joseph Culver Gidden Fernandez (13,334), Michael Louis Gidden Fernandez (13,334), Dale Gidden Fernandez C/F Andrew Francis Gidden
     Fernandez (13,334), Catherine Marie Gidden Fernandez Gros (13,334) and Elizabeth Anne Gidden Fernandez (13,334). Notwithstanding the foregoing, Mr. Fernandez continues to retain voting control over all shares owned by Mr. Fernandez' children. Also includes incentive stock options exercisable to purchase, in the aggregate, 40,000 shares of the Company's common stock at an exercise price of $2.50 per share granted under the Plan.

(3) Includes stock options exercisable to purchase shares of the Company's common stock at an exercise price of $2.50 per share granted under the Company's stock option plan in the following amounts, respectively: Green - 20,000; Jacobi - 40,000; and Sawyer - 40,000.

(4) Consists exclusively of incentive stock options exercisable to purchase, in the aggregate, 50,000 shares of the Company's common stock at an exercise price of $2.50 per share granted to Mr. Moorer under the Company's 1997 Incentive Stock Option Plan (the "Plan").

          PROPOSAL 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors of the Company has selected, Hein & Associates LLP, as the independent public accountants for the Company to audit its consolidated financial statements for the fiscal year ending December 31, 1998.

At the Annual Meeting, shareholders will be asked to ratify the selection by the Board of Directors of Hein & Associates LLP as the Company's independent public accountants. The vote of the shares entitled to vote at the Annual Meeting will ratify this selection.

               THE BOARD RECOMMENDS RATIFICATION OF THIS PROPOSAL


         PROPOSAL 3 - APPROVAL AND ADOPTION OF COMPANY'S 1999 INCENTIVE
                               STOCK OPTION PLAN

On November 30, 1998, the Board of Directors adopted a resolution to seek shareholder approval of the Company's 1999 Incentive Stock Option Plan, pursuant to which 300,000 shares of Common Stock will be reserved for issuance to all persons in the service of the Company or a subsidiary of the Company and the members of the Board of Directors of the Company who are not otherwise employees (the "1999 Incentive Stock Option Plan"). The options are to be granted at exercise prices not less than 100% of the fair market value of the Common Stock at the date of the grant. Any options granted must be exercised within 36 months thereof by the recipient or such options will expire. The number of shares granted, terms of exercise, and expiration dates are to be decided at the date of grant of each option by the Company's stock option committee consisting of members of the Board of Directors (the "Stock Option Committee"). A copy of the proposed 1999 Incentive Stock Option Plan is and will be available at the Company's offices 10 days prior to the date of the meeting.

            THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION AND APPROVAL
                    OF THE 1999 INCENTIVE STOCK OPTION PLAN


                                 OTHER MATTERS

Management knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the person named in the enclosed from of Proxy will vote such Proxy in accordance with his judgment.


                                 ANNUAL REPORT

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the SEC, may be obtained by shareholders without charge by written request to Guardian Technologies International, Inc., 22570 Markey Court, Dulles, Virginia 20166.


                                   By Order of the Board of Directors



                                   Oliver L. North, Chairman of the Board
                                   and President


Dated: December 8, 1998